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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ___________

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2005
                                   ___________

                               DYNEX CAPITAL, INC.
             (Exact name of registrant as specified in its charter)

          Virginia                     1-9819                   52-1549373
(State or other jurisdiction  (Commission File Number)       (I.R.S. Employer
     of incorporation)                                     Identification No.)

          4551 Cox Road, Suite 300
            Glen Allen, Virginia                              23060
  (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (804) 217-5800

                                 Not Applicable
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material  pursuant  to  Rule 14a-12 under  the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

     On May 9, 2005, Dynex Capital, Inc. ("Dynex"), MSC I, L.P., MERIT Securities Corporation and Issued Holdings Capital Corporation (IHCC), all of which are subsidiaries of Dynex (collectively, the "Company"), entered into a purchase agreement with Highland Undertakings, LLC ("Highland") (the "Purchase Agreement"). Under the Purchase Agreement, the Company sold to Highland (or a subsidiary of Highland) (i) the stock of a subsidiary, (ii) certain securitization financing bonds that it owned, and (iii) the Company's right to redeem one or more classes of securitization bonds that it has issued pursuant to the terms of the respective indentures. In addition, IHCC and a subsidiary of Highland entered into a derivative transaction whereby IHCC received a fixed payment on or about the closing date of the Purchase Agreement and agreed to pay to such subsidiary of Highland certain payments if and when certain funds become available to the Company in the future. The payment by IHCC will be based on amounts available for distribution to the surplus account as that term is defined in the respective indenture for a particular securitization trust. The aggregate purchase price under the Purchase Agreement was $9,000,000.

     The Purchase Agreement contained representations and warranties and other covenants and undertakings typical for a transaction of this nature.




                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DYNEX CAPITAL, INC.




Date:    May 13, 2005                   By:  /s/ Stephen J. Benedetti
                                              Stephen J. Benedetti
                                              Executive Vice President and
                                              Chief Financial Officer